Exhibit 20.8
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                         For the Month of February 1998
                      Distribution Date of March 16, 1998
                            Servicer Certificate #5

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $445,650,559.34
Beginning Pool Factor                                           0.8913111

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $14,478,514.24
     Interest Collected                                     $3,588,089.48

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $865,568.93
Total Additional Deposits                                     $865,568.93

Repos / Chargeoffs                                            $984,569.70
Aggregate Number of Notes Charged Off                                  69

Total Available Funds                                      $18,932,172.65

Ending Pool Balance                                       $430,187,475.40
Ending Pool Factor                                              0.8603846

Servicing Fee                                                 $371,375.47

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $24,406,154.15
     Target Percentage                                               5.25%
     Target Balance                                        $22,584,842.46
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                   ($1,821,311.69)
     Ending Balance                                        $22,584,842.46

Current Weighted Average APR:                                       9.985%
Current Weighted Average Remaining Term (months):                   46.42

Delinquencies                                              Dollars       Notes
     Installments:              1 - 30 days            $2,648,690.43     2,067
                                31 - 60 days             $408,066.39       366
                                60+  days                $109,006.99        70

     Total:                                            $3,165,763.81     2,075

     Balances:                  60+  days              $2,784,128.37        70

Memo Item - Reserve Account
     Prior Month                                      $23,396,654.37
+    Invest. Income                                      $116,384.42
+    Excess Serv.                                        $893,115.36
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $24,406,154.15

Exhibit 20.8
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of February 1998

                                                                              NOTES
                                                 (Money Market)
                                   TOTAL          CLASS A - 1      CLASS A - 2       CLASS A - 3       CLASS A - 4     CLASS B NOTES
                              $500,000,000.00   $107,000,000.00   $94,000,000.00  $132,000,000.00   $149,500,000.00   $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                           100.00%            0.00%            0.00%             0.00%            0.00%
     Coupon                                               5.72%            5.96%            6.20%             6.30%            6.30%

Beginning Pool Balance        $445,650,559.34
Ending Pool Balance           $430,187,475.40

Collected Principal            $14,478,514.24
Collected Interest              $3,588,089.48
Charge - Offs                     $984,569.70
Liquidation Proceeds/Recoveries   $865,568.93
Servicing                         $371,375.47
Cash Transfer from Reserve Account      $0.00
Total Collections Available
  for Debt Service             $18,560,797.18

Beginning Balance             $445,650,559.34    $52,650,559.34   $94,000,000.00  $132,000,000.00   $149,500,000.00   $17,500,000.00

Interest Due                    $2,204,597.88       $225,949.88      $419,898.00      $682,000.00       $784,875.00       $91,875.00
Interest Paid                   $2,204,597.88       $225,949.88      $419,898.00      $682,000.00       $784,875.00       $91,875.00
Principal Due                  $15,463,083.94    $15,463,083.94            $0.00            $0.00             $0.00            $0.00
Principal Paid                 $15,463,083.94    $15,463,083.94            $0.00            $0.00             $0.00            $0.00

Ending Balance                $430,187,475.40    $37,187,475.40   $94,000,000.00  $132,000,000.00   $149,500,000.00   $17,500,000.00
Note / Certificate Pool Factor                           0.3475           1.0000           1.0000            1.0000           1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions            $17,667,681.82    $15,689,033.82      $419,898.00      $682,000.00       $784,875.00       $91,875.00

Interest Shortfall                      $0.00             $0.00            $0.00            $0.00             $0.00            $0.00
Principal Shortfall                     $0.00             $0.00            $0.00            $0.00             $0.00            $0.00
     Total Shortfall                    $0.00             $0.00            $0.00            $0.00             $0.00            $0.00
      (required from Reserve)
Excess Servicing                  $893,115.36
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance  $24,406,154.15
(Release) / Draw                ($1,821,311.69)
Ending Reserve Acct Balance     $22,584,842.46

Exhibit 20.8
Page 3 of 3

Navistar Financial 1997 - B Owner Trust



Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                  4                  3                 2                  1
                                         Oct-97             Nov-97             Dec-97            Jan-98             Feb-98
Beginning Pool Balance              $408,527,638.36    $486,773,425.62    $473,462,264.08    $457,614,248.57    $445,650,559.34

A)   Loss Trigger:
Principal of Contracts Charged Off      $519,576.09        $933,926.21        $290,370.34        $845,634.17        $984,569.70
Recoveries                                    $0.00              $0.00        $125,776.80         $80,339.40        $865,568.93

Total Charged Off (Months 5, 4, 3)    $1,743,872.64
Total Recoveries (Months 3, 2, 1)     $1,071,685.13
Net Loss / (Recoveries) for 3 Mos       $672,187.51(a)

Total Balance (Months 5, 4, 3)    $1,368,763,328.06(b)

Loss Ratio Annualized  [(a/b) * (12)]        0.5893%

Trigger:  Is Ratio > 1.5%                       N\A
                                                                               Dec-97             Jan-98             Feb-98

B)   Delinquency Trigger:                                                   $1,903,160.28      $2,551,099.66       2,784,128.37
     Balance delinquency 60+ days                                                0.40197%           0.55748%           0.62473%
     As % of Beginning Pool Balance                                              0.00000%           0.38110%           0.52806%
     Three Month Average

Trigger:  Is Average > 2.0%                      No

C)   Noteholders Percent Trigger:            4.5170%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer